SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017
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CAPITAL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

5 Steeple Street, Unit 303
Providence, R.I. 02903
(Address of principal executive offices)

(401) 435-7171
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
     CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
     CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 13, 2017 pursuant to Article VII of the Registrant's Bylaws, the Board of Directors amended the Registrant's Bylaws in the following particulars:

1.	Changed the minimum number of Directors required by Article III, Section 7 of the Bylaws to serve on any committee of the Board of Directors from three to two.
2.
Deleted Section 5 of the Bylaws and substituted therefor Sections 5 and 5A which respectively deal with the position of Chairman of the Board of Directors and the President and prescribe their duties in those instances where the Chairman of the Board of Directors is serving as Chief Executive Officer and where he is not so serving.

3.
Amended Article VI, Section 1 of the Bylaws to require the Chairman of the Board of Directors where he is also serving as Chief Executive Officer to deliver at the annual meeting a statement of the business and condition of the Registrant and to require the President to deliver such report in those instances where the Chairman of the Board of Directors is not serving as Chief Executive Officer.

Item 9.01     Financial Statements and Exhibits

       b.    Exhibits

              3.2   Bylaws, as amended, June 13, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: June 14, 2017	By:	/s/ Stephen J. Carlotti
Stephen J. Carlotti
Secretary